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                                                                   EXHIBIT 3.1.3


                            CERTIFICATE OF AMENDMENT

                                       OF

                            THE RESTATED CERTIFICATE

                               OF INCORPORATION OF

                               SANMINA CORPORATION

      The undersigned, Jure Sola, hereby certifies that:

      1. He is the Chief Executive Officer and Chairman of the Board of Directors of Sanmina Corporation, a Delaware corporation (the "Corporation").

      2. Article 1 of the Restated Certificate of Incorporation of this Corporation now reads:

      "The name of this corporation is Sanmina Corporation (the "Corporation")."

      3. Article 1 of the Restated Certificate of Incorporation of this Corporation is hereby amended in its entirety to read as follows:

      "The name of this corporation is Sanmina-SCI Corporation (the "Corporation")."

      4. The foregoing amendment to the Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      5. Pursuant to resolution of the Corporation's Board of Directors, the foregoing amendment to the Restated Certificate of Incorporation has been adopted by the stockholders of the Corporation at a special meeting of the stockholders duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
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      The undersigned further declares under penalty of perjury that the matters set forth in the foregoing certificate are true of his own knowledge.

Executed at San Jose, California on December 7, 2001.



                                        /s/ Jure Sola
                                        ----------------------------------------
                                        Jure Sola, Chief Executive Officer
                                        and Chairman of the Board of Directors


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